Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 10th day of November, 2020 by and between LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Parent”); LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation; NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company; NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company; EUPHORIA ACQUISITION, LLC, a Delaware limited liability company; LCT ACQUISITION, LLC, a Delaware limited liability company; NN ACQUISITION, LLC, a Delaware limited liability company; and LTI HOLDINGS, LLC, a Colorado limited liability company (individually and collectively, “Borrower”), and STERLING NATIONAL BANK (the “Bank”).

R E C I T A L S:

A.          Pursuant to that certain Credit Agreement dated as of November 14, 2019 (the “Credit Agreement”), the Bank agreed to make available to Borrower (i) that certain line of credit facility in the amount of $15,000,000, inclusive of a sublimit amount of $10,000,000 for the issuance of Letters of Credit (the “Revolving Loan”); (ii) that certain term loan facility in the amount of $20,000,000 (the “Term Loan”) and (iii) that certain delayed draw term loan facility in the amount of $10,000,000 (the “Delayed Draw Term Loan” together with the Revolving Loan and the Term Loan, collectively, as amended, modified, supplemented, extended and restated from time to time, the “Loans”).

B.          Borrower has requested that the Bank extend the Delayed Draw Availability Period and increase the limit on permitted cash dividends by the Parent, and the Bank has agreed to such extension and increase on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and Borrower hereby agree as follows:

1.          Recitals.  The Recitals are incorporated as if fully set forth herein.

2.         Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Credit Agreement.

3.         Definitions.  Section 1.1 of the Credit Agreement is hereby amended to delete in its entirety the definition of “Delayed Draw Availability Period” and to insert in place thereof the following:

“Delayed Draw Availability Period” means the period commencing on the Effective Date and ending on May 31, 2022.”

4.          Repayment of the Delayed Draw Term Loan.  Section 2.5(d) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

“(d)          Repayment of the Delayed Draw Term Loan.

“(i)          Interest Only.  If the Bank makes advances under the Delayed Draw Term Loan during the Delayed Draw Availability Period, the Borrower shall pay interest only on the outstanding principal amount of the Delayed Draw Term Loan in accordance with Section 3.1A.(b), commencing on December 1, 2019, and continuing on the first (1st) day of each month thereafter through and including May 1, 2022.

(ii)          Principal and Interest.  Commencing June 1, 2022, and continuing on the first (1st) day of each month thereafter through and including November 1, 2024, the Borrower shall pay monthly installments of principal and interest in an amount that would be sufficient to amortize the unpaid principal balance of the Delayed Draw Term Loan over one hundred twenty (120) months on a straight line amortization basis. The result of this calculation will be the new amount of the Borrower’s monthly payment beginning on June 1, 2022.  The outstanding principal amount of the Delayed Draw Term Loan, together with all accrued unpaid interest thereon shall be paid in full on the Delayed Draw Term Loan Maturity Date.”

5.          Restricted Payments; Permitted Dividends.  Section 7.9 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

“Section 7.9 Restricted Payments: Permitted Dividends.

The Borrower shall not make any Restricted Payments.  Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Parent may declare and pay on its Series A Preferred Stock, dividends in kind (including in the form of increases in the stated value of the Series A Preferred Stock) and dividends in cash; provided, that, for the first 24 months following the Effective Date, the aggregate of cash dividends on its Series A Preferred Stock may not exceed $2,300,000.”

6.          Reaffirmation of Credit Agreement.  Borrower acknowledges and reaffirms its obligations under the Credit Agreement, and Borrower acknowledges and agrees that it has no claims against the Bank, or any offsets or defenses with respect to the payment of any sums due under the Facilities or any Loan Document, or with respect to the enforcement of the Loan Documents.

7.          Confirmation of Representations and Warranties.  Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty is true and correct in all respects), except to the extent any representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its obligations under the Credit Agreement and all other Loan Documents.

8.          Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Amendment Effective Date”):

(a)          Borrower shall have executed and delivered to Bank this Amendment duly executed by an authorized officer of Borrower; and

(b)          all representations and warranties of Borrower contained herein shall be true and correct as of the Amendment Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof.

9.         Fees and Expenses.  In consideration of the Bank entering into this Amendment, Borrower shall be responsible for the payment of Bank’s counsel’s fees incurred in connection with the preparation of this Amendment, and certain other loan administrative matters related to the Loan Documents.

10.         Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.

11.         Affirmation.  Except as specifically modified pursuant to the terms hereof, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Documents, as modified hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Bank’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

12.    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

13.        Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

14.       Counterparts.  This Amendment may be executed in counterparts, and all executed counterparts taken together shall be deemed to constitute one and the same instrument, and any signature page may be detached and assembled to form a single original document.  Facsimile or e-mail/PDF copies of counterpart signature pages shall be considered equivalent to counterpart signature pages with ink signatures for all purposes.

[signatures appear on successive pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the year and date first set forth above.

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ Scott M. Shaw
Scott M. Shaw
Chief Executive Officer

LINCOLN TECHNICAL INSTITUTE, INC.

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NASHVILLE ACQUISITION, L.L.C.

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NEW ENGLAND ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

EUPHORIA ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

[signatures continue on successive page]

[Signature Page to First Amendment to Credit Agreement (1 of 2)]

LCT ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

NN ACQUISITION, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

LTI HOLDINGS, LLC

By:	/s/ Scott M. Shaw
Scott M. Shaw
President

STERLING NATIONAL BANK

By:	/s/ Mark R. Smith
Mark R. Smith
Senior Vice President & Managing Director

[Signature Page to First Amendment to Credit Agreement (2 of 2)]